UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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GENEREX BIOTECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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Corporate Information

Board of Directors
Special Committee:

John P. Barratt
Chairman of the Board

Brian McGee
Independent Director

Nola E. Masterson
Independent Director

Executive Management:

Mark A. Fletcher
President & Chief Executive Officer

David Brusegard Ph.D.
Chief Operating Officer

Stephen Fellows
Acting Chief Financial Officer

Eric von Hofe, Ph.D.
President
Antigen Express, Inc.

Generex Subsidiary:
Antigen Express, Inc.
Biotech 3
One Innovation Drive
Worcester, MA 01605

Shareholders' Meeting:
Grand Hyatt New York
109 East 42nd Street at
Grand Central Terminal,
New York, NY, USA 10017

Wednesday, June 8, 2011
12:00 pm
Ballroom Level

US Counsel:
Eckert Seamans Cherin & Mellott, LLC
1515 Market Street – Ninth Floor
Philadelphia, PA 19102-1909

Canadian Counsel:
Aird & Berlis LLP
181 Bay Street, Suite 1800
Toronto, ON, Canada M5J 2T9

Patent and Trademark Agents:
Perry+Currier Inc.
1300 Yonge Street, Suite 500
Toronto, ON, Canada M4T 1X3

Auditors:
MSCM LLP
701 Evans Avenue, 8th Floor
Toronto, ON, Canada M9C 1A3

Transfer Agent:
StockTrans a Broadridge Company
44 W. Lancaster Avenue
Ardmore, PA 19003
Telephone: 610-649-7300
Fax: 610-649-7302

Shareholder Information:
Investor Relations Department
E-mail: info@generex.com
Telephone: 1-800-391-6755
Website: www.generex.com

Generex's common stock is quoted on the OTC Bulletin Board under the Symbol GNBT.OB

Generex BIOTECHNOLOGY™

2010 Generex Biotechnology Corporation. All rights reserved. Printed in Canada.
Except for historical information contained herein, this report contains forward-looking statements that involve risks and uncertainties, including clinical results, regulatory approval of the Company's products, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Generex Biotechnology Corporation's Securities and Exchange Commission (SEC) filings, including the Company's annual report on Form 10-K.
All images used in the Generex Biotechnology 2010 Annual Overview are owned by the Company.

Generex BIOTECHNOLOGY™

My fellow stockholders... Mark A. Fletcher, President & Chief Executive Officer, Generex Biotechnology Corporation The past six months have been a tumultuous time here at Generex. We have seen trading in our stock move from the NASDAQ Capital Market to the Over-the-Counter Bulletin Board. We have seen our Board of Directors make significant changes in executive management personnel. Following my appointment as Interim President & Chief Executive Officer on September 29, 2010, I moved to focus and streamline our operational efforts and eliminate non essential expenditures with a view to optimizing our human and financial resources. Those efforts continue with the assistance of Dr. David Brusegard, our newly appointed Chief Operating Officer, Stephen Fellows, our newly appointed Acting Chief Financial Officer, and George Markus, our Vice-President for Clinical & Regulatory Affairs. In addition, Dr. James H. Anderson is standing for election to the Generex Board of Directors (as an independent member) at the next Annual Meeting of the Generex stockholders scheduled for June 8, 2011. We are looking forward to Dr. Anderson’s augmented involvement in Generex; his vast experience and expertise will help shepherd Generex Oral-lyn™ (our proprietary buccal insulin spray product) and our other buccal drug delivery platform technologies towards commercialization. I urge you to endorse Dr. Anderson by voting in favour of his election to the Board. We have also unveiled a strategic development plan for Generex and our wholly-owned immunotherapeutics subsidiary, Antigen Express, Inc., designed to position both Generex and Antigen Express for the aggressive advancement of their respective proprietary platform technologies. That plan was unveiled in a press conference in New York City on March 30, 2011; a detailed press release was issued that same day. That plan entails a reverse split of the Generex common stock in conjunction with a listing of the stock on a national stock exchange. Your Board of Directors, Generex management, and the Company’s professional business advisors are of the unanimous opinion that a reverse stock split and a listing on a national stock exchange will provide a solid foundation for the culmination of the clinical and regulatory work in respect of Generex Oral-lyn™, the pursuit of additional clinical and regulatory initiatives for our buccal drug delivery platform technologies, and the commercialization of those products. I strongly urge my fellow stockholders to vote in favour of the reverse stock split at our next Annual Meeting of stockholders. If the reverse stock split and listing on a national exchange are achieved, we intend to afford our stockholders the opportunity to participate in the further funding of Generex by offering our stockholders rights to purchase additional equity participation in the Company. That strategic development plan also involves the spin-out of Antigen Express into a separate publicly-traded company and the listing of that new company’s stock on a national stock exchange. This initiative will permit Antigen Express and its impressive pipeline of proprietary immunotherapeutic vaccines to independently flourish in the capital markets under an executive management team led by Dr. Eric von Hofe, current President of Antigen Express. Dr. von Hofe is also standing for election to the Generex Board as a management member. If the Generex reverse stock split and listing on a national exchange are achieved, the new Antigen Express company will issue stock dividends to the Generex stockholders to endow you with the opportunity for direct participation in the success of Antigen Express. Immediately following the spin-out and the stock dividends, Generex will retain a controlling interest in the new Antigen Express company as a valuable asset on the Generex books. In the coming weeks and months, we will be providing you with updates on the strategic development plan as well as updates on our clinical and regulatory programs, including Generex Oral-lyn™, which is presently the subject of a global Phase III clinical trial, and the Antigen Express AE37 breast cancer vaccine, which is presently the subject of a Phase II trial being conducted under the auspices of The Henry M. Jackson Foundation for the Advancement of Military Medicine. The next Annual Meeting of the Generex stockholders has been scheduled for Wednesday, June 8, 2011 at the Grand Hyatt New York located at 109 East 42nd Street at Grand Central Terminal in New York City. I will look forward to seeing you there. Your votes are of critical importance to your investment in Generex. Therefore, if you are unable to attend the meeting, I urge you to vote by proxy. I thank my fellow stockholders for your support of your Company, your Board of Directors, the Company’s new executive management team, and our strategic development plan. Mark A. Fletcher, President & Chief Executive Officer, Generex Biotechnology Corporation April 14, 2011